Exhibit 5.1
DLA Piper Rudnick Gray Cary US LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
December 28, 2005
Apartment Investment and Management Company
2000 South Colorado Boulevard, Tower Two, Suite 2-1000
Denver, Colorado 80222-7900
Ladies and Gentlemen:
     We serve as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement of the Company on Form S-3 (the “Registration Statement”) filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about December 28, 2005, of 8,834,582 shares (the “Shares”) of Class A Common Stock, par value $.01 per share, of the Company (the “Common Stock”). This opinion is being provided at your request in connection with the filing of the Registration Statement.
     The Shares (the actual number of which is as adjusted from time to time pursuant to certain antidilution and market formula provisions) have been or may be issued by the Company from time to time as follows:
               (i) up to 49,247 shares of Common Stock offered by Terry Considine (the “TC Issued Shares”),
               (ii) up to 41,034 shares of Common Stock to be issued in exchange for common limited partnership units (the “Common OP Units”) of AIMCO Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), and up to 1,068,227 shares of Common Stock issuable upon the exercise of options offered by Terry Considine (collectively, the “TC Issuable Shares”),
               (iii) up to 74,743 shares of Common Stock offered by Elizabeth Considine (the “BC Shares”),
               (iv) up to 1,208 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership offered by Considine Investment Co. (the “CIC Shares”),

Apartment Investment and Management Company
December 28, 2005

               (v) up to 4,800 shares of Common Stock offered by Considine Family Foundation (the “CFF Shares”),
               (vi) up to 104,043 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership offered by Marc B. Abrams (the “MA Shares”),
               (vii) up to 138,718 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership offered by Robert B. Downing (the “RD Shares”),
               (viii) up to 138,885 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership offered by Mark E. Schifrin (the “MS Shares”),
               (ix) up to 95,070 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership offered by Richard R. Singleton (the “RS Shares”),
               (x) up to 538,892 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership offered by Leo E. Zickler (the “LZ Shares”),
               (xi) up to 2,109 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership offered by 770 Millersport Apartments (the “Millersport Shares”),
               (xii) up to 13,260 shares of Common Stock offered by Jeffrey Adler (the “JA Shares”),
               (xiii) up to 23,644 shares of Common Stock offered by Harry Alcock (the “HA Shares”),
               (xiv) up to 62,371 shares of Common Stock offered by Miles Cortez (the “MC Shares”),
               (xv) up to 15,084 shares of Common Stock offered by Patti Fielding (the “PF Shares”),
               (xvi) up to 50,000 shares of Common Stock offered by Lance Graber (the “LG Shares”),

Apartment Investment and Management Company
December 28, 2005

               (xvii) up to 344,122 shares of Common Stock to be issued in exchange for Common OP Units of the Operating Partnership offered by Francis P. Lavin (the “FL Shares”),
               (xviii) up to 64,865 shares of Common Stock offered by Paul McAulifee (the “PM Shares”),
               (xix) up to 68,603 shares of Common Stock offered by David Robertson (the “DR Shares”),
               (xx) up to 727 shares of Common Stock to be issued in exchange for the Common OP Units of the Operating Partnership offered by Evalt Ayerdi (the “EA Shares”),
               (xxi) up to 4,932,308 shares of Common Stock to be issued upon the exercise of stock options offered by Titaho Limited Partnership RLLLP (the “TLP Shares”),
               (xxii) up to 535,500 shares of Common Stock offered by Titahotwo Limited Partnership RLLLP (the “TtwoLP Shares”, and together with the TC Issued Shares, the BC Shares, the CFF Shares, the JA Shares, the HA Shares, the MC Shares, the PF Shares, the LG Shares, the PM Shares and the DR Shares, the “Issued Shares”),
               (xxiii) up to 135,304 Shares (rounded down for fractions paid in cash) in exchange for Common OP Units of the Operating Partnership that were issued during 2001, tendered for exchange and subsequently offered for sale from time to time by certain stockholders (the “2001 Shares”),
               (xxiv) up to 120,856 Shares (rounded down for fractions paid in cash) in exchange for Common OP Units of the Operating Partnership that were issued during 2002, tendered for exchange and subsequently offered for sale from time to time by certain stockholders (the “2002 Shares”),
               (xxv) up to 141,539 Shares (rounded down for fractions paid in cash) in exchange for Common OP Units of the Operating Partnership that were issued during 2003, tendered for exchange and subsequently offered for sale from time to time by certain stockholders (the “2003 Shares”),
               (xxvi) up to 67,813 Shares (rounded down for fractions paid in cash) in exchange for Common OP Units of the Operating Partnership that were

Apartment Investment and Management Company
December 28, 2005

issued during 2004, tendered for exchange and subsequently offered for sale from time to time by certain stockholders (the “2004 Shares”), and
               (xxvii) up to 1,610 Shares (rounded down for fractions paid in cash) in exchange for Common OP Units of the Operating Partnership that were issued during 2005, tendered for exchange and subsequently offered for sale from time to time by certain stockholders (the “2005 Shares”, and together with the TC Issuable Shares, the CIC Shares, the MA Shares, the Millersport Shares, the EA Shares, the FL Shares, the MS Shares, the RD Shares, the RS Shares, the LZ Shares, the TLP Shares, the 2001 Shares, the 2002 Shares, the 2003 Shares and the 2004 Shares, the “Issuable Shares”).
     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
               (a) the Registration Statement,
               (b) the charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”),
               (c) the By-Laws of the Company, as amended and restated and in effect on the date hereof,
               (d) the Agreement of Limited Partnership of the Operating Partnership, as amended to date (the “OP Partnership Agreement”), including the amendments providing for the issuance, conversion, and/or tender of the Common OP Units,
               (e) the proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization and issuance of the Shares,
               (f) a Certificate of the Secretary of the Company (the “Certificate”), dated the date hereof, as to certain factual matters,
               (g) a short-form Good Standing Certificate for the Company, dated a recent date, issued by the SDAT, and
               (h) such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

Apartment Investment and Management Company
December 28, 2005

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.
     Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:
     (1) The Issued Shares have been duly authorized and are validly issued, fully paid and nonassessable.
     (2) The Issuable Shares issued or to be issued in exchange for the Common OP Units tendered for exchange have been duly authorized and, upon exchange of such Common OP Units in accordance with the terms of the OP Partnership Agreement and issuance and delivery of stock certificates representing the Issuable Shares, have been or will be validly issued and are or will be fully paid and non-assessable.
     In addition to the qualifications set forth above, the opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:
               (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.
               (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

Apartment Investment and Management Company
December 28, 2005

               (c) We express no opinion as to compliance with the securities (or “blue sky”) laws or the real estate syndication laws of the State of Maryland.
               (d) We assume that (i) the Common OP Units have been validly issued by the OP Partnership, and (ii) the issuance of the Issued Shares did not and the issuance of the Issuable Shares will not cause (A) the Company to issue shares of Common Stock in excess of the number of shares of such class authorized by the Charter at the time of issuance of the Shares and (B) any person to violate any of the Initial Holder Limit, the Look-Through Ownership Limit, or the Ownership Limit provisions of the Charter.
               (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ DLA Piper Rudnick Gray Cary US LLP